UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	April 21, 2005
CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:	(513) 870-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01.  Other Events.

On April 15, 2005, Cincinnati Financial Corporation (company) completed its previously announced offer to exchange its outstanding 6.125% senior notes due 2034 (outstanding notes) for up to $375 million aggregate principal amount of newly issued 6.125% series B senior notes due 2034, which have been registered under the Securities Act of 1933, as amended (exchange notes).  As of the expiration date of the exchange offer at 5:00 p.m., New York City time, on Friday, April 15, 2005, $364.5 million aggregate principal amount of the outstanding notes had been tendered and accepted for exchange.  On April 21, 2005, the company issued a news release, which is attached hereto as Exhibit 99.1, announcing the expiration of the exchange offer and results.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 – News release dated April 21, 2005, titled “Cincinnati Financial Corporation Completes Exchange Offer for Its 6.125% Senior Notes Due 2034.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: April 25, 2005

By /s/ Kenneth W. Stecher

     Kenneth W. Stecher

     Chief Financial Officer, Senior Vice President,

     Secretary and Treasurer

     (Principal Accounting Officer)